EXHIBIT D-15


                                   BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION


Petition of Pennsylvania  Power Company         :
Seeking a Specific Determination  Allowing      :
Certain Nuclear Generating Assets To Be         :   Docket No. P ____________
Eligible Facilities Pursuant to Section 32      :
of the Public Utility Holding Company Act of    :
1935                                            :



                     PETITION OF PENNSYLVANIA POWER COMPANY
                     --------------------------------------


TO THE PENNSYLVANIA PUBLIC UTILITY COMMISSION:

          Petitioner, Pennsylvania Power Company ("Penn Power"), an electric public utility company of Pennsylvania subject to the regulatory jurisdiction of the Pennsylvania Public Utility Commission (the "Commission"), and maintaining offices at 2800 Pottsville Pike, Reading, Pennsylvania 19612-6001, for itself and on behalf of Ohio Edison Company/1/ ("Ohio Edison"), The Cleveland Electric Illuminating Company ("CEI"), The Toledo Edison Company ("Toledo Edison"), Metropolitan Edison Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec") respectfully submit in support of the above-captioned Petition the following:

          1. Penn Power is a Pennsylvania electric public utility engaged in the production, generation, purchase, transmission, distribution and sale of electric energy and related utility services to more than 157,400 residential, commercial and industrial customers located within six counties and 114 municipalities of the Commonwealth of Pennsylvania.

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(1) OES Nuclear, Incorporated is a subsidiary of Ohio Edison and its interest is also being transferred with this transaction.

          2. Copies of all correspondence and other communications relating to this proceeding should be addressed to: LINDA R. EVERS, ESQ.


                           FIRSTENERGY SERVICE COMPANY
                              2800 POTTSVILLE PIKE
                             READING, PA 19612-6001
                                 (610) 921-6658
                              (610) 939-8655 (FAX)
                           LEVERS@FIRSTENERGYCORP.COM

                                     - AND -

                              STEPHEN L. FELD, ESQ.
                           FIRSTENERGY SERVICE COMPANY
                              76 SOUTH MAIN STREET
                                 AKRON, OH 44308
                                 (330) 384-4573
                              (330) 384-3875 (FAX)
                            FELDS@FIRSTENERGYCORP.COM

          3. By this Petition, Penn Power seeks a specific determination by the Commission that allowing the following power plants to each be an "eligible facility" pursuant to Section 32 of the Public Utility Holding Company Act of 1935 ("PUHCA") (1) will benefit consumers, (2) is in the public interest and (3) does not violate Pennsylvania law: the Beaver Valley Nuclear Power Plant Units 1 and 2 in Shippingport, Pennsylvania, the Davis-Besse Nuclear Power Plant in Oak Harbor, Ohio and the Perry Nuclear Power Plant in North Perry Village, Ohio (collectively, the "Nuclear Assets")./2/

          4. Penn Power is a direct, wholly-owned electric public utility subsidiary of Ohio Edison. Ohio Edison and its affiliates, CEI, Toledo Edison, Met-Ed and Penelec (collectively, the "FirstEnergy Operating Companies"), are electric public utilities and direct, wholly-owned subsidiaries of FirstEnergy

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(2) In a separate filing Penn Power has submitted to the Commission pursuant to
Section 2102 of the Public Utility Code (66 Pa. C.S.A. Section 2102) certain agreements necessary to effect its transfer of its ownership interests in the Nuclear Assets.


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


Corp. ("FirstEnergy"), a public utility holding company registered under PUHCA. Penelec, Met-Ed and Penn Power provide electric service to customers within the Commonwealth of Pennsylvania and are subject to regulation by the Pennsylvania Public Utility Commission ("PaPUC"). CEI, Toledo Edison and Ohio Edison provide electric service to customers within the State of Ohio and are subject to regulation by the Public Utilities Commission of Ohio ("PUCO"). Penelec, as lessee of the property of the Waverly Electric Light & Power Company, also provides electric service to customers in the State of New York and is subject to regulation by the New York Public Service Commission.

          5. FirstEnergy Corp. desires to proceed with a series of intra system asset transfers at the conclusion of which FirstEnergy Nuclear Generation Corp. ("FE Nuclear"), a newly-formed wholly-owned, direct or indirect subsidiary of FirstEnergy Corp, will own the Nuclear Assets./3/ These transactions are being undertaken in furtherance of one of the principal objectives of the restructuring plans of CEI, Toledo Edison, Ohio Edison and Penn Power (collectively, the "Transferring Utilities") that were approved by the PUCO and, in the case of Penn Power, by the PaPUC. Under the restructuring plans, over time generation assets were to be separated from the regulated delivery business of the Transferring Utilities. As an interim step in this plan, FirstEnergy Nuclear Operating Corp. currently operates and maintains the Nuclear Assets. The contemplated transactions will complete the divestiture plans by transferring the ownership interests of the Transferring Utilities in the Nuclear Assets.


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(3) FirstEnergy Corp is also undertaking to transfer certain fossil generation assets to FirstEnergy Generation Corp. That Transfer is the subject of a separate PUHCA 32c Petition filed with the Commission.


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


          6. The Transferring Utilities intend to transfer their respective owned interests/4/ in the Nuclear Assets to FE Nuclear through a sale at net book value and/or or a spin-off by way of dividend. The current ownership interests and other information with respect to the Nuclear Assets are listed on Appendix A.

          7. Penn Power and FirstEnergy desire that FE Nuclear qualify as an exempt wholesale generator ("EWG"), which will exempt FE Nuclear from all provisions of PUHCA. Under Section 32 of PUHCA, certain generators of electricity qualify for EWG status. EWGs must, in general, be engaged exclusively in the business of owning or operating "eligible facilities" and selling electricity at wholesale. The purposes of this and related statutory provisions adopted in the Energy Policy Act of 1992 ("EPAct") were to use market forces instead of government regulation to advance security goals, to encourage investment in generation and to protect consumers. In EPAct, Congress amended PUHCA to make it easier to invest in EWGs in order to develop a competitive market for wholesale electric power.

          8. As noted, then, under Section 32(a) of PUHCA, the Nuclear Assets must be found to be "eligible facilities" in order for Genco and FE Nuclear to be accorded EWG status with respect to the Nuclear Assets. Specifically, that section defines an EWG as follows:

          any person determined by the Federal Energy Regulatory Commission to be engaged directly, or indirectly through one or more affiliates . . . , and exclusively in the business of owning or operating, or both owning and operating, all or part of one or more eligible facilities and selling electric energy at wholesale. . . .

15 U.S.C. P. 79z-5a(a) (emphasis added).

          9. Because rates for the electric energy produced by the Nuclear Assets were in effect under, inter alia, Pennsylvania and Ohio law, as applicable, as of October 24, 1992 (the date of the enactment of Section 32 of

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(4) Ohio Edison and Toledo Edison previously entered into Sale/Leaseback transactions with non-affiliated third parties involving several Nuclear Assets. These leasehold interests are not being transferred at this time.


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


PUHCA), in order for the Nuclear Assets to be considered "eligible facilities" under PUHCA,

          (c) . . . every State commission having jurisdiction over any such rate or charge must make a specific determination that allowing such facility to be an eligible facility (1) will benefit consumers, (2) is in the public interest, and (3) does not violate State law; Provided, that in the case of such a rate or charge which is a rate or charge of an affiliate of a registered holding company:

                    (A) such determination with respect to the facility in
               question shall be required from every State commission having jurisdiction over the retail rates and charges of the affiliates of such registered holding company . . . .

15 U.S.C. P. 79z-5a(c).

          10. A petition will be filed with the Federal Energy Regulatory Commission ("FERC") seeking authorization for the contemplated transactions insofar as such transaction is subject to the jurisdiction of that agency. In accordance with Section 32(c) of PUHCA, as a Transferring Utility and an affiliate of other Transferring Utilities and a subsidiary of FirstEnergy, Penn Power also must obtain from this Commission a specific determination that allowing the Nuclear Assets to be eligible facilities (1) will benefit Pennsylvania consumers, (2) is in the public interest and (3) does not violate Pennsylvania law. See 15 U.S.C. P. 79z-5a(c).

          11. No market power concerns are raised by the contemplated transactions, because there will be no net change to the FirstEnergy System's existing owned generation resources (approximately 11,926 MW), and thus competition among electricity suppliers in the region will not be affected.

          12. Because all of the electricity available from Nuclear Assets is and will continue to be sold to FirstEnergy Solutions Corp., a power marketing affiliate of Penn Power, the contemplated transactions will not adversely effect


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


either the availability or reliability of electric supply to Penn Power's customers or any other electricity customer.

          13. In addition, the transfer of the Transferring Utilities' ownership interests of the Nuclear Assets from regulated utilities to separate, competitive entities is consistent with the goals of the Commission's Competitive Safeguards/Code of Conduct (52 Pa. Code ss.ss.54.121 et seq.).

          14. The benefits of functional separation of generation and marketing from energy delivery include:

               (a) POSITIVE EFFECTS ON RETAIL COMPETITION. The separation of functions will facilitate compliance with the Commission's Competitive Safeguards/Code of Conduct (52 Pa. Code ss.ss. 54.121 et seq.) because the individuals involved in these functions will be employed by different corporate entities.

               (b) INSULATION OF UTILITY CUSTOMERS FROM COMPETITIVE BUSINESS RISKS. Conducting competitive generation businesses through separate subsidiaries, rather than through functional divisions of Penn Power, and the separate financing of their activities will ensure that Penn Power's customers are effectively shielded from the potential earnings volatility of those businesses.

               (c) INCREASED ACCOUNTABILITY. Legally distinct entities will increase internal accountability and enable management to more thoroughly evaluate the success of existing and new businesses. This form of organization is also consistent with business segment reporting as now required under Securities and Exchange Commission ("SEC") and financial accounting rules.


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


               (d) FINANCIAL FLEXIBILITY. The separation of functions will allow use of the financing techniques best suited to the requirements, characteristics and risks of non-utility operations without affecting Penn Power's creditworthiness. The ability to access different capital markets quickly with a broad range of financial instruments and maturities will permit a financing to be tailored to the type of investment being made on the most attractive possible terms.

          15. Allowing the Nuclear Assets to be "eligible facilities" does not violate any Pennsylvania statute or regulation. If the Nuclear Assets become "eligible facilities", exempting FE Nuclear from PUHCA regulation, the Commission's objectives in transitioning to a competitive marketplace will be advanced, consumers will benefit and the public interest will be served.

          16. The following Appendix is filed herewith:

              Appendix A                Nuclear Plant Information


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


          WHEREFORE, the Petitioner respectfully urges that the Commission make a specific determination that allowing the Nuclear Assets to each be an eligible facility within the meaning of Section 32 of the Public Utility Holding Company Act of 1935 will benefit consumers, is in the public interest and does not violate Pennsylvania law.

Dated:  May 19, 2005                      Respectfully submitted,

                                          ATTORNEYS FOR PENNSYLVANIA
                                          POWER COMPANY


                                          By:  /s/ Linda R. Evers
                                               ------------------
                                                   Linda R. Evers
                                                   FirstEnergy Service Company
                                                   2800 Pottsville Pike
                                                   P.O. Box 16001
                                                   Reading, PA 19612-6001
                                                   (610) 921-6658

                                                   Stephen L. Feld
                                                   FirstEnergy Service Company
                                                   76 South Main Street
                                                   Akron, OH 44308
                                                  (330) 384-4573


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


                                                                    EXHIBIT D-15

                                  VERIFICATION


          I, Linda R. Evers, hereby state that I am authorized, as Attorney for the within Petitioners, to make this verification on their behalf, and that the facts above set forth are true and correct to the best of my knowledge, information and belief. I understand that the statements herein are made subject to the penalties of 18 Pa. C.S. ss. 4904 (relating to unsworn falsification to authorities).


Date:  May 19, 2005                       /s/  Linda R. Evers
                                          -------------------
                                               Linda R. Evers

                                                                      APPENDIX A
                                                                      ----------

                            NUCLEAR PLANT INFORMATION



PLANT                   LOCATION                      APPROXIMATE MW        OWNERSHIP %/*/
------------------------------------------------------------------------------------------------
Beaver Valley 1         Shippingport, PA                   821              Ohio Edison 35%
                                                                            Penn Power 65%
------------------------------------------------------------------------------------------------
Beaver Valley 2         Shippingport, PA                   831              Ohio Edison 20.22%
                                                                            Penn Power 13.74%
                                                                            CEI 24.47%
                                                                            Toledo Edison 1.65%
------------------------------------------------------------------------------------------------
Davis-Besse             Oak Harbor, OH                     883              CEI 51.38%
                                                                            Toledo Edison 48.62%
------------------------------------------------------------------------------------------------
Perry                   North Perry Village, OH           1,260             OES Nuclear 17.42%
                                                                            Penn Power 5.24%
                                                                            Toledo Edison 19.91%
                                                                            CEI 44.85%
------------------------------------------------------------------------------------------------


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* Ownership percentages may not total to 100% because the sale/leaseback interests in certain plants are not being transferred.

